Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of W. R. Grace & Co. of our report dated February 22, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in W. R. Grace & Co.'s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
May 9, 2018